Exhibit 10.1

STANDBY EQUITY DISTRIBUTION AGREEMENT

THIS STANDBY EQUITY DISTRIBUTION AGREEMENT dated as of April ___, 2018 (this “Agreement”) is made by and between YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”), and LEAFBUYER TECHNOLOGIES, INC., a company organized under the laws of the State of Nevada (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company up to $5,000,000 of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, in addition to the commitment to purchase $5,000,000 of Common Stock from time to time, the Company shall issue and the Investor shall purchase from the Company $1,000,000 of the Company’s Common Stock on the date hereof; and

WHEREAS, the shares of Common Stock are listed for trading on the OTCQB under the symbol “LBUY;” and

WHEREAS, the offer and sale of the Common Stock issuable hereunder will be made in reliance upon the provisions of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

Article I. Certain Definitions

Section 1.01          “Additional Amount” shall have the meaning set forth in Section 2.01(c)(ii).

Section 1.02          “Adjusted Advance Amount” shall have the meaning set forth in Section 2.01(c)(i).

Section 1.03          “Advance” shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice.

Section 1.04          “Advance Date” shall mean the 1st Trading Day after expiration of the applicable Pricing Period for each Advance.

Section 1.05          “Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the Advance amount that the Company requests from the Investor.

Section 1.06          “Advance Notice Date” shall mean each date the Company is deemed to have delivered (in accordance with Section 2.01(b) of this Agreement) to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement.

Section 1.07          “Affiliate” shall have the meaning set forth in Section 3.07.

Section 1.08         “Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any applicable Sanctions.

Section 1.09          “Commitment Amount” shall mean the aggregate amount of up to $5,000,000 (which for the avoidance of doubt, shall not include the $1,000,000 Initial Purchase Price).

Section 1.10          “Commitment Fee” shall have the meaning set forth in Section 13.05.

Section 1.11          “Commitment Fee Shares” shall have the meaning set forth in Section 13.05.

Section 1.12          “Commitment Period” shall mean the period commencing on the Effective Date and expiring upon the date of termination of this Agreement in accordance with Section 11.02.

Section 1.13          “Common Stock” shall have meaning set forth in the Recitals.

Section 1.14          “Company Indemnitees” shall have the meaning set forth in Section 5.02.

Section 1.15          “Condition Satisfaction Date” shall have the meaning set forth in Section 7.01.

Section 1.16          “Consolidation Event” shall have the meaning set forth in Section 6.08.

Section 1.17          “Disclosure Schedules” shall mean the disclosure schedules attached to this Agreement.

Section 1.18          “Effective Date” shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Shares.

Section 1.19          “Environmental Laws” shall have the meaning set forth in Section 4.08.

Section 1.20          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.21          “Excluded Day” shall have the meaning set forth in Section 2.01(c)(i).

Section 1.22          “Hazardous Materials” shall have the meaning set forth in Section 4.08.

Section 1.23          “Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

Section 1.24          “Initial Closing” shall have the meaning set forth in Section 2.05.

Section 1.25          “Initial Purchase Price” shall have the meaning set forth in Section 2.05.

Section 1.26          “Initial Shares” shall have the meaning set forth in Section 2.05.

Section 1.27          “Investor Indemnitees” shall have the meaning set forth in Section 5.01.

Section 1.28          “Market Price” shall mean the lowest daily VWAP during the relevant Pricing Period, other than the daily VWAP on any Excluded Days.

Section 1.29          “Material Adverse Effect” shall mean any condition, circumstance, or situation that would reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

Section 1.30          “Maximum Advance Amount” in respect of each Advance Notice means $1,000,000.

Section 1.31          “Material Outside Event” shall have the meaning set forth in Section 6.07.

Section 1.32          “Minimum Acceptable Price” shall be, with respect each Advance Notice, 80% of the closing price of the Common Stock on the Principal Market on (i) the Advance Notice Date if the Advance Notice is delivered after the close of the Principal Market, or (ii) the last Trading Day immediately prior to the Advance Notice Date if the Advance Notice is delivered prior to the closing of the Principal Market.

Section 1.33          “Ownership Limitation” shall have the meaning set forth in Section 2.01(d)(i).

Section 1.34          “Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.35          “Plan of Distribution” shall have the meaning set forth in Section 6.01(a).

Section 1.36          “Pricing Period” shall mean the 5 consecutive Trading Days commencing on the Trading Day immediately following the Advance Notice Date.

Section 1.37          “Principal Market” shall mean the OTCQX, the OTCQB, the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.38          “Purchase Price” shall mean the price per share obtained by multiplying the Market Price by 92%.

Section 1.39          “Registrable Securities” shall mean (i) the Shares, and (ii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) the Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to the Registration Statement, (b) such Registrable Securities have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act (“Rule 144”) are met, or (c) such Registrable Securities may be sold without any time, volume or manner limitations pursuant to Rule 144.

Section 1.40          “Registration Limitation” shall have the meaning set forth in Section 2.01(d)(ii).

Section 1.41          “Registration Period” shall have the meaning set forth in Section 6.01(b).

Section 1.42          “Registration Statement” shall mean a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

Section 1.43          “Regulation D” shall have the meaning set forth in the recitals of this Agreement.

Section 1.44          “Sanctions” means any sanctions administered or enforced by U.S. Department of Treasury’s Office of Office of Foreign Asset Control of the U.S. Department of Treasury from time to time (“OFAC”) or the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

Section 1.45          “Sanctions Programs” means any OFAC economic sanction program (including, without limitation, programs related to Crimea, Cuba, Iran, North Korea, Sudan and Syria).

Section 1.46          “SEC” shall mean the U.S. Securities and Exchange Commission.

Section 1.47          “SEC Documents” shall have the meaning set forth in Section 4.04.

Section 1.48          “Securities Act” shall have the meaning set forth in the recitals of this Agreement.

Section 1.49          “Settlement Document” shall have the meaning set forth in Section 2.02(a).

Section 1.50          “Shares” shall mean the Common Stock to be issued from time to time hereunder pursuant to Advances, the Initial Shares and the Commitment Fee Shares.

Section 1.51          “Subsidiary” and “Subsidiaries” shall have the respective meanings set forth in Section 4.01.

Section 1.52          “Transaction Documents” shall have the meaning set forth in Section 4.02.

Section 1.53          “Trading Day” shall mean any day during which the Principal Market shall be open for business.

Section 1.54          “VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Stock for such date on the Principal Market as reported by Bloomberg L.P. (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties) during regular trading hours.

Article II. Advances

Section 2.01          Advances and Initial Purchase; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, shares of Common Stock on the following terms:

(a)
Advance Notice.  At any time during the Commitment Period the Company may require the Investor to purchase shares of Common Stock by delivering an Advance Notice to the Investor, subject to the conditions set forth in Section 7.01, and in accordance with the following provisions:

(i)
The Company shall, in its sole discretion, select the Advance amount it desires to request in each Advance Notice and the time it desires to deliver each Advance Notice, which amount shall not exceed the Maximum Advance Amount, provided, however, the Company acknowledges and agrees that the total Advance amount that the Company will receive in connection with each Advance Notice may be less than the Advance amount requested in the Advance Notice due to reductions to the Advance amount in accordance with Section 2.01(c) and 2.01(d).

(ii)	There shall be no mandatory minimum Advances and no non-usages fee for not utilizing the Commitment Amount or any part thereof.

(b)
Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A. An Advance Notice shall be deemed delivered on (i) the day it is received by the Investor if such notice is received prior to 8:00 p.m. Eastern Time in accordance with the instructions set forth on the bottom of Exhibit A or (ii) the immediately succeeding day if it is received after 8:00 p.m. Eastern Time, in each case in accordance with the instructions set forth on the bottom of Exhibit A.

(c)	Minimum Acceptable Price.

(i)
With respect to each Advance Notice, each Trading Day during a Pricing Period for which (A) the VWAP of the Common Stock is below the Minimum Acceptable Price in effect with respect to such Advance Notice, or (B) there is no VWAP (each such day, an “Excluded Day”), shall result in an automatic reduction to the amount of the Advance set forth in such Advance Notice by 20% (the resulting amount of each Advance being the “Adjusted Advance Amount”), and each Excluded Day shall be excluded from the Pricing Period for purposes of determining the Market Price.

(ii)
The total amount of each Advance (after reductions have been made to arrive at the Adjusted Advance Amount) shall be automatically increased by an amount (the “Additional Amount”) equal to the product of (A) the number of shares of Common Stock sold by the Investor on each Excluded Day, if any, and (B) a price per share equal to the Minimum Acceptable Price in effect with respect to such Advance Notice (without any further discount), provided that this increase shall not cause the total Advance amount to exceed the amount set forth in the original Advance Notice or any limitations set forth in Section 2.01(d).

(d)
Advance Limitations. Regardless of the Advance amount requested by the Company in the Advance Notice and the adjustments contemplated by Section 2.01(c), the Adjusted Advance Amount shall be reduced in accordance with each of the following limitations:

(i)
Ownership Limitation; Commitment Amount. In no event shall the number of Shares issuable to the Investor pursuant hereunder cause the aggregate number of shares of Common Stock beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its affiliates to exceed 4.99% of the then outstanding Common Stock (the “Ownership Limitation”).  In connection with each Advance Notice delivered by the Company, any portion of an Adjusted Advance Amount that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate amount of Advances (that is, the aggregate amount of prior Advances made to the Company plus such Adjusted Advance Amount) to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the Adjusted Advance Amount by an amount equal to such withdrawn portion. The Investor shall notify the Company promptly of any reduction of the Adjusted Advance Amount due to the Ownership Limitation, but failure to provide such notice shall have no effect on the operation or implementation of the other provisions of this Section 2.01(d)(i).

(ii)
Registration Limitation. In no event shall the aggregate number of Shares subject to an Advance Notice (as such number of Shares may be reduced pursuant to Section 2.01(c) and Section 2.01(d)(i)) cause the number of Shares purchased by the Investor pursuant to this Agreement to exceed the number of shares of Common Stock registered for resale by the Investor under the Registration Statement(s) then in effect (the “Registration Limitation”).  In connection with each Advance Notice, any portion of an Adjusted Advance Amount (after giving effect to any reduction in accordance with Section 2.01(d)(i)) that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the Adjusted Advance Notice by an amount equal to such withdrawn portion in respect of each Advance Notice.

(e)
Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that (i) upon the Investor’s receipt of a valid Advance Notice the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and subject to applicable law and (ii) subject to Section 3.08, the Investor may sell shares of Common Stock of the Company during the Pricing Period.

Section 2.02          Closings. Each Closing shall take place as soon as practicable after each Advance Date in accordance with the procedures set forth below. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)
On each Advance Date, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit B (each a “Settlement Document”), setting forth the Advance (taking into account any adjustments pursuant to Section 2.01), the Market Price, the Purchase Price, the number of Shares to be purchased by the Investor, and a report by Bloomberg, L.P. indicating the VWAP for each of the Trading Days during the Pricing Period (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties), in each case in accordance with the terms and conditions of this Agreement. The number of Shares to be purchased by the Investor at the Closing for such Advance shall equal the sum of (i) the Adjusted Advance Amount divided by the Purchase Price, rounded to the nearest whole number of Shares, plus (ii) the aggregate number of shares of Common Stock sold by the Investor on Excluded Days during such Pricing Period (as contemplated by Section 2.01(c)(ii)).

(b)
Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than two Trading Days after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of Shares to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto (which in all cases the resale of such Shares shall be covered by an effective Registration Statement), and transmit notification to the Investor that such Share transfer has been requested. Promptly upon receipt of such notification, the Investor shall pay to the Company the aggregate amount of the Advance (as set forth in the Closing Statement) in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. No fractional shares of Common Stock shall be issued, and any fractional amounts shall be rounded to the nearest whole number of shares. Any certificates evidencing Common Stock delivered pursuant hereto (other than any the Initial Shares and the Commitment Fee Shares) shall be free of restrictive legends. To facilitate the transfer of the shares of Common Stock (other than the Initial Shares and the Commitment Fee Shares) by the Investor, such shares of Common Stock will not bear any restrictive legends so long as there is an effective Registration Statement covering such Common Stock. Upon the request of the Investor at any time at which there is an effective Registration Statement covering the Commitment Fee Shares and subject to applicable law, the Company will use its commercially reasonable efforts to assist the Investor in exchanging the original stock certificate evidencing the Initial Shares and the Commitment Fee Shares for a certificate free of restrictive legends.

(c)
On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Section 2.03          Hardship. In the event the Investor sells Shares after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.02, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage would occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 2.04          In the event the Investor fails to perform its obligations as mandated in Section 2.02, the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 2.05          Initial Purchase and Sale of Common Stock.  On the date hereof, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company 869,565 shares of Common Stock (the “Initial Shares”).  The aggregate purchase price for the Initial Shares to be purchased by the Investor shall be $1,000,000 (the “Initial Purchase Price”).  The closing of the purchase and sale of the Initial Shares (the “Initial Closing”) shall take place on the date hereof. At the Initial Closing, (i) the Company shall cause its transfer agent to issue and deliver the Initial Shares to the account of the Investor, either by delivering to the Investor a certificate registered in the Investor’s name representing the Initial Shares, or a statement evidencing the book entry of the Initial Shares registered in the Investor’s name, and (ii) upon receipt of confirmation of delivery and receipt of a treasury order by the Company to its transfer agent regarding the issuance and delivery of the Initial Shares, the Investor shall pay to the Company the Initial Purchase Price by wire transfer to an account designated in writing by the Company.

Article III. Representations and Warranties of Investor

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Date:

Section 3.01          Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to execute, deliver and perform this Agreement, including all transactions contemplated hereby. The decision to invest, the execution and delivery by the Investor of this Agreement and the other Transaction Documents to which the Investor is a party, the performance by the Investor of its obligations hereunder and thereunder, and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Investor is a party, on behalf of the Investor or its shareholders. This Agreement and such Transaction Documents have been (or, when executed and delivered, will be) duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

Section 3.02          Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.03          No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction.

Section 3.04          Investment Purpose. The shares of Common Stock purchased by the Investor hereunder are being or will be purchased for its own account, for investment purposes, and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws. The Investor agrees not to assign or in any way transfer the Investor’s rights to the shares or any interest therein or its obligations under this Agreement and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal and state securities laws. No other Person has or will have a direct or indirect beneficial interest in the shares. The Investor agrees not to sell, hypothecate or otherwise transfer the Investor’s Common Stock unless such shares are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such registration is available.

Section 3.05          Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 3.06          Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and has received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 3.07          Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 3.08          Trading Activities. The Investor’s trading activities with respect to the Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Common Stock is listed or traded. Neither the Investor nor its affiliates has any open short position in the Common Stock, nor has the Investor entered into any hedging transaction that establishes a net short position with respect to the Common Stock, and the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales or hedging transactions with respect to the Common Stock; provided that the Company acknowledges and agrees that upon receipt of an Advance Notice the Investor has the right to sell (a) the Shares to be issued to the Investor pursuant to the Advance Notice prior to receiving such Shares or (b) other shares of Common Stock of the Company that it holds as a long position.

Section 3.09          General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Stock offered hereby.

Article IV. Representations and Warranties of the Company

Except as set forth in the SEC Documents, or in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein, the Company represents and warrants to the Investor that, as of the date hereof and as of each Advance Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), that:

Section 4.01          Organization and Qualification. Each of the Company and the Subsidiaries (as defined below) is an entity duly organized and validly existing under the laws of its state of organization or incorporation, and has the requisite power and authority to own its properties and to carry on its business as now being conducted.  Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  “Subsidiary” means a corporation, partnership, limited liability company, or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by the Company, and all of the foregoing are collectively referred to herein as the “Subsidiaries.”

Section 4.02          Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which the Company is a party and to issue the Shares and the Commitment Fee Shares in accordance with the terms hereof and thereof.  The execution and delivery by the Company of this Agreement and such other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors or other governing body and no further consent or authorization will be required by the Company, its board of directors or its shareholders.  This Agreement and the other Transaction Documents to which it is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.  “Transaction Documents” means, collectively, this Agreement and each of the other instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

Section 4.03          No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Stock) will not (i) result in a violation of the articles of association or other organizational documents of the Company or any Subsidiary (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 4.04          SEC Documents; Financial Statements. The Company has filed all supplementary and periodic information, documents and reports required to be filed by it with the SEC pursuant to Section 15(d) of the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material), and true and complete copies of all such information, documents and reports are available through the SEC’s website at http://www.sec.gov. As of their respective dates, (a) the most recent annual report on Form 10-K filed by the Company and each other report filed by the Company pursuant to Section 15(d) of the Exchange Act since the end of the fiscal year for which such annual report was filed (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and (b) the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.05          Equity Capitalization.  The authorized share capital of the Company consists of 150,000,000 shares of Common Stock. All of outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.  As of the date hereof, 40,205,663 shares of Common Stock are issued and outstanding.

Section 4.06         Intellectual Property Rights. The Company and the Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and the Subsidiaries do not have any knowledge of any infringement by the Company or any Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made, brought or threatened, against the Company or any Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, except as would not reasonably be expected to cause a Material Adverse Effect; and the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.07          Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.08          Environmental Laws.  The Company and the Subsidiaries (i) are in compliance in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 4.09          Title. Except as set forth in the SEC Documents, except as would not cause a Material Adverse Effect, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

Section 4.10          Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.11         Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and the Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.12          Internal Accounting Controls. Except as set forth in the SEC Documents, the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.13          Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Subsidiaries, wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect.

Section 4.14          Subsidiaries. Section 4.14 of the Disclosure Schedules sets forth the name and jurisdiction of formation of each of the Subsidiaries and the number and percentage of voting securities of each Subsidiary beneficially owned by the Company.

Section 4.15          Tax Status. Each of the Company and the Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and the Subsidiaries know of no basis for any such claim.

Section 4.16          Certain Transactions. Except as set forth in the SEC Documents, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner, other than any of the foregoing that is not required to be disclosed in the SEC Documents.

Section 4.17          Fees and Rights of First Refusal. The Company is not obligated to offer the Common Stock offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.18          Dilution. The Company is aware and acknowledges that issuance of Common Stock hereunder could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

Section 4.19          No General Solicitation. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Stock offered hereby.  None of the Company or the Subsidiary, or any of its or their affiliates or any other Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of Common Stock hereunder.  The Company shall be responsible for the payment of any financial advisory fees or brokers’ commissions (other than for Persons engaged by or on behalf of the Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.  Neither the Company nor any of the Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of Common Stock hereunder.

Section 4.20          Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of Shares pursuant to any Advances would violate any rules of the Principal Market. The Company further is aware and acknowledges that any fees paid or Commitment Fee Shares issued pursuant to Section 13.05 hereunder shall be earned on the date hereof and are not refundable or returnable under any circumstances.

Section 4.21          Sanctions. Neither the Company nor any Subsidiary of the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary of the Company, is a Person that is, or is owned or controlled by a Person that is:

(a)	on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC from time to time;

(b)	the subject of any Sanctions; or

(c)
has a place of business in, or is operating, organized, or resident or doing business in a country or territory that is, or whose government is, the subject of Sanctions Programs (including without limitation Crimea, Cuba, Iran, North Korea, Sudan and Syria)..

Article V.  Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.01          Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (d) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of the Investor Indemnitees, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

Section 5.02          Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; (c) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor; or (d) any cause of action, suit or claim brought or made against such Company Indemnitee not arising out of any action or inaction of any of the Company Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

Section 5.03          Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the reasonable fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

Section 5.04          Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedies which may otherwise be available to any indemnified person at law or in equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement for a period of three years.

Section 5.05          Limitation of Liability. Notwithstanding the foregoing, no party shall be entitled to recover from the other party for punitive, indirect, incidental or consequential damages.

Article VI.
Covenants of the Company

Section 6.01          Registration Statement.

(a)
Filing of a Registration Statement. The Company shall prepare and file with the SEC, an initial Registration Statement covering the resale of the Registrable Securities within twenty one days of the date hereof. The Company shall not have the ability to request any Advances until the effectiveness of a Registration Statement. Each Registration Statement shall contain the “Plan of Distribution” section in substantially the form attached hereto as Exhibit C.  The Company shall use its commercially reasonable efforts to have such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, declared effective by the SEC as soon as practicable, and with respect to the initial Registration Statement, within 120 days of the date hereof.

(b)
Maintaining a Registration Statement. The Company shall use its commercially reasonable efforts to maintain the effectiveness of any Registration Statement with respect to Registrable Securities that has been declared effective at all times during the Commitment Period or, if earlier, until such time as no Registrable Securities registered thereunder remain outstanding (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(c)
Filing Procedures. Not less than one Trading Day prior to the filing of a Registration Statement and not less than one Trading Day prior to the filing of any related amendments and supplements to all Registration Statements (except for any amendments or supplements caused by the filing of any annual reports on Form 10-K, current reports on Form 8-K, and any similar or successor reports), the Company shall furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the reasonable and prompt review of the Investor. The Investor shall furnish comments on a Registration Statement and any related amendment and supplement to a Registration Statement to the Company within 24 hours of the receipt thereof.  If the Investor fails to provide comments to the Company within such 24-hour period, then the Registration Statement, related amendment or related supplement, as applicable, shall be deemed accepted by the Investor in the form originally delivered by the Company to the Investor.

(d)
Delivery of Final Documents. The Company shall furnish to the Investor without charge, (i) at least one copy of each Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Investor, 10 copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor pursuant to a Registration Statement. Filing of the forgoing with the SEC via its EDGAR system shall satisfy the requirements of this section.

(e)
Amendments and Other Filings. The Company shall (i) use its commercially reasonable efforts to keep a Registration Statement effective at all times during the Registration Period, and in furtherance thereof shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) provide the Investor copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information). In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(e)) by reason of the Company’s filing a report on Form 10-K, Form 10-Q, Form 8-K or any analogous report under the Exchange Act, the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC either on the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement, if feasible, or otherwise promptly thereafter.

(f)
Blue-Sky. The Company shall use its commercially reasonable efforts to, if applicable, (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its Articles of Incorporation or Bylaws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(f), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 6.02          Listing of Common Stock. The Company shall use its commercially reasonable efforts to maintain the Common Stock’s authorization for quotation on the Principal Market and shall notify the Investor promptly if the Common Stock shall cease to be authorized for quotation on the Principal Market.

Section 6.03          Opinion of Counsel. Upon the signing of this Agreement, and in any event prior to the initial Registration Statement is filed, the Company shall cause its securities counsel to deliver to the Investor an opinion in a form satisfactory to the Investor for a transaction of this type confirming that the execution and delivery of this Agreement and the performance of this Agreement by the Company does not conflict with or result in a violation of the Articles of Incorporation of the Company or any agreement or instrument to which the Company is a party.

Section 6.04          Exchange Act Registration. The Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.05          Transfer Agent Instructions. Upon effectiveness of the Registration Statement the Company shall (if required by the transfer agent for the Common Stock) cause legal counsel for the Company to deliver to the transfer agent for  the Common Stock (with a copy to the Investor) confirmation that such Registration Statement has been declared effective by the SEC and instructions to issue Common Stock to the Investor free of restrictive legends upon each Advance for so long as the Registration Statement remains in effect.

Section 6.06          Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.07          Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will immediately notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related prospectus relating to an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related prospectus to comply with the Securities Act or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate (other than, in the case of this clause (v), for routine post-effective amendments required in order to maintain the effectiveness of a Registration Statement filed on Form S-1); and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice, and the Investor shall not sell any Registrable Securities pursuant to a Registration Statement, during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (v), inclusive, a “Material Outside Event”).

Section 6.08          Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to an entity other than a Subsidiary before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.02 hereof. The Company shall not give an Advance Notice if a shareholder meeting, or the record date for any shareholder meeting, would fall during the period beginning on the Advance Notice Date and ending 5 Trading Days following the closing of such Advance.

Section 6.09          Issuance of the Company’s Common Stock. Assuming the accuracy of the representations made by the Investor in Section 2.04, the issuance and sale of the Shares hereunder shall be made in accordance with the provisions and requirements of Regulation D and any applicable state securities laws.

Section 6.10          Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act.

Section 6.11          Opinion of Counsel Concerning Resales. Provided that the Investor’s resale of Common Stock received pursuant to this Agreement may be freely sold by the Investor either pursuant to an effective Registration Statement, in accordance with Rule 144, or otherwise, the Company shall obtain for the Investor, at the Company’s expense, any and all opinions of counsel which may be required by any party including the Company’s transfer agent, to issue such shares free of restrictive legends, or to remove legends from such shares.

Section 6.12          Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, or (vii) filing fees of the SEC and the Principal Market.

Section 6.13          Sales. Without the written consent of the Investor, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Shares offered pursuant to the provisions of this Agreement, the issuance of shares upon the exercise, conversion or exchange of outstanding options, warrants or other securities of the Company or any of the Subsidiaries, and/or the issuance of shares under publicly disclosed equity compensation plans of the Company) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock (other than the issuance of stock options and other equity award under publicly disclosed equity compensation plans of the Company) during the period beginning on the 5th Trading Day immediately prior to an Advance Notice Date and ending on the 5th Trading Day immediately following the corresponding Advance Date.

Section 6.14          Current Report.  The Company shall not, and the Company shall cause the Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion).  Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall publicly disclose, no later than four (4) Trading Days following the date hereof, any information communicated to the Investor by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated herein, which, following the date hereof would, if not so disclosed, constitute material, non-public information regarding the Company and the Subsidiaries.

Section 6.15          Black-out Periods. Notwithstanding any other provision of this Agreement, the Company shall not deliver an Advance Notice during any Company black-out periods or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

Section 6.16          Use of Proceeds. The Company will use the proceeds from the sale of the Common Stock hereunder for working capital and other general corporate purposes or, if different, in a manner consistent with the application thereof described in the Registration Statement. The Company will not, directly or indirectly, use the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person, (i) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocker Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Sanctions Programs, or (ii) in any other manner that will result in a violation of Sanctions.

Section 6.17          Compliance with Laws. The Company shall comply with all material Applicable Laws and will not take any action which will cause the Investor to be in violation of any material Applicable Laws.

Article VII.
Conditions for Advance and Conditions to Closing

Section 7.01          Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to the satisfaction by the Company, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)
Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement and each other Transaction Document to which the Company is a party shall be true and correct in all material respects.

(b)
Registration of the Common Stock with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Shares issuable pursuant to such Advance Notice. The Company shall have filed with the SEC all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.

(c)
Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all of the Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such Shares shall be legally permitted by all laws and regulations to which the Company is subject.

(d)	No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

(e)
Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Condition Satisfaction Date.

(f)
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have a Material Adverse Effect.

(g)
No Suspension of Trading in or Delisting of Common Stock. The Common Stock is quoted trading on a Principal Market and all of the Shares issuable pursuant to such Advance Notice will be listed or quoted for trading on such Principal Market and the Company believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future. The issuance of Shares with respect to the applicable Advance Notice will not violate the shareholder approval requirements of the Principal Market. The Company shall not have received from the Principal Market any written notice threatening the continued listing or quotation of the Common Stock on the Principal Market.

(h)	Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved Common Stock for the issuance of all of the Shares issuable pursuant to such Advance Notice.

(i)
Executed Advance Notice. The Investor shall have received the Advance Notice executed by an officer of the Company and the representations contained in such Advance Notice shall be true and correct as of the applicable Condition Satisfaction Date.

(j)
Consecutive Advance Notices. With respect to the initial Advance Notice, at least 30 days have elapsed since the Effective Date, and with respect to subsequent Advance Notice, the Company shall have delivered all Shares relating to all prior Advances.

Article VIII.
Non-Disclosure of Non-Public Information

The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the Securities Act or the Exchange Act) to the Investor, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review.  Unless specifically agreed to in writing, in no event shall the Investor have a duty of confidentially, or be deemed to have agreed to maintain information in confidence, with respect to (i) any information disclosed in violation of this provision or (ii) the delivery of any Advance Notices.

Article IX.
Non Exclusive Agreement

Notwithstanding anything contained herein, this Agreement and the rights awarded to the  Investor hereunder are non-exclusive, and, subject to the provisions in Section 6.13, the Company and the Subsidiaries may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into, exchanged for or replaced by Common Stock or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article X.
Choice of Law/Jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this paragraph.

Article XI. Assignment; Termination

Section 11.01        Assignment. Neither this Agreement nor any rights of the parties hereto may be assigned to any other Person.

Section 11.02        Termination.

(a)
Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earlier of (i) the second anniversary of the Effective Date, or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount.

(b)
The Company may terminate this Agreement effective upon fifteen Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the Shares under which have yet to be issued, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement. If the Company terminates this Agreement effective any time prior to the 18-month anniversary of the Effective Date, then, unless the Company has received payment of Advances pursuant to this Agreement in the aggregate amount of $1,000,000 or more (not including the Initial Shares), the Company shall pay to the Investor a termination fee in the amount of $100,000, on the effective date of termination, by wire transfer of immediately available funds to the account designated by the Investor.  This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(c)
Nothing in this Section 11.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement prior to termination. The indemnification provisions contained in Article V shall survive termination hereunder.

Article XII. Notices

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day, provided a copy is mailed by U.S. certified mail, return receipt requested or overnight carrier; (iii) 7 days after being sent by U.S. certified mail, return receipt requested, or (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications, except for Advance Notices which shall be delivered in accordance with Exhibit A hereof, shall be:

Leafbuyer Technologies, Inc.
If to the Company, to:	Attention: Kurt L. Rossner, CEO
6888 South Clinton Street
3rd Floor
Greenwood Village, CO 80112

	Telephone:	(720) 235-0099
	Email:	krossner@leafbuyer.com

With a copy to (which shall not Constitute notice or delivery of process) to:
Kane Kessler, P.C.
666 Third Avenue
New York, NY 10017

Attention: Peter Campitiello, Esq.
Telephone: (212) 519-5109
Email: pcampitiello@kanekessler.com

If to the Investor(s):	YA II PN, Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
	Attention:	Mark Angelo
Portfolio Manager
	Telephone:	(201) 985-8300
Email: mangelo@yorkvilleadvisors.com

With a copy (which shall not constitute notice or delivery of process) to:
David Gonzalez, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
	Telephone:	(201) 985-8300
	Email:	legal@yorkvilleadvisors.com

Either party may change its information contained in this Article XII by delivering notice to the other party as set forth herein.

Article XIII. Miscellaneous

Section 13.01        Counterparts. This Agreement may be executed in identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this Agreement.

Section 13.02        Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 13.03        Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 13.04        Structuring and Due Diligence Fee. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

Section 13.05        Commitment Fee. The Company shall pay a commitment fee by issuing 100,000 shares of Common Stock (the “Commitment Fee Shares”) to YA Global II SPV, LLC, a wholly owned subsidiary of the Investor on or before the third Trading Day following the date hereof.

Section 13.06        Brokerage. Each of the parties hereto represents that, except for the payments set forth on Schedule 13.06, it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company, on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Distribution Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
Leafbuyer Technologies, Inc.

By:
Name:	Kurt L. Rossner
Title:	Chief Executive Officer

INVESTOR:
YA II PN, Ltd.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:
Name:
Title:

EXHIBIT A
ADVANCE NOTICE

LEAFBUYER TECHNOLOGIES, INC.

Dated:	Advance Notice Number:

The undersigned, _______________________ hereby certifies, with respect to the sale of Common Stock of LEAFBUYER TECHNOLOGIES, INC. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Standby Equity Distribution Agreement, dated as of April ___, 2018 (the “Agreement”), as follows:

1.            The undersigned is the duly elected ______________ of the Company.

2.            There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3.            The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in the Agreement on or prior to the Advance Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Advance Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4.            The Advance requested is _____________________.

5.            The Minimum Acceptable Price with respect to this Advance Notice is _________ (80% of the closing price of the Common Stock on the Principal Market on (i) the Advance Notice Date if this Advance Notice is delivered after the close of the Principal Market, or (ii) the last Trading Day immediately prior to the Advance Notice Date if the Advance Notice is delivered prior to the close of the Principal Market).

6.            The number of shares of Common Stock of the Company outstanding as of the date hereof is ___________.

The undersigned has executed this Advance Notice as of the date first set forth above.

LEAFBUYER TECHNOLOGIES, INC.

By:

EXHIBIT B
FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

LEAFBUYER TECHNOLOGIES, INC.
Attn:
Email:

Below please find the settlement information with respect to the Advance Notice Date of:
1.	Amount of Advance Notice
2.	Minimum Acceptable Price for this Advance
3.	Number of Excluded Days (if any)
4.	Adjusted Advance Amount (after taking into account any adjustments pursuant to Section 2.01 other than any amount pursuant to Section 2.01(c)(ii)):
5.	Market Price
6.	Purchase Price (Market Price x 92%) per share
7.	Number of Shares due to Investor (number 4 ÷ by number 6, rounded to nearest whole share)

If there were any Excluded Days then add the following (see Section 2.01(c)):

8.	Number of Shares Sold by Investor on Excluded Days
9.	Additional Amount to be paid by Investor (Shares in number 8 x Minimum Acceptable Price)
10.	Total Amount to be paid to Company (number 4 + number 9):
11.	Total Shares to be issued to Investor (number 7 + number 10):

Please issue the number of Shares due to the Investor to the account of the Investor as follows:

INVESTOR’S DTC PARTICIPANT #:

ACCOUNT NAME:
ACCOUNT NUMBER:
ADDRESS:
CITY:
COUNTRY:
CONTACT PERSON:

NUMBER AND/OR EMAIL:

Sincerely,
YA II PN, LTD.

Approved By LEAFBUYER TECHNOLOGIES, INC.:

Name:

EXHIBIT C

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell shares of common stock offered by this prospectus, which we refer to as the resale shares, either on the OTCQB or any other stock exchange, market or trading facility on which the common stock is then traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling the resale shares:

•	ordinary brokerage transactions and transactions in which a broker‑dealer solicits purchasers;

•	block trades in which a broker‑dealer attempts to sell resale shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker‑dealer as principal, for resale by the broker‑dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	sale of a specified number of resale shares at a stipulated price per share, as a broker‑dealer may agree upon with the Selling Stockholder from time to time;

•	writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted by applicable law.

The Selling Stockholder may sell resale shares in accordance with Rule 144 under the Securities Act of 1933, or the Securities Act, rather than under this prospectus.

Broker‑dealers engaged by the Selling Stockholder may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker‑dealer acts as agent for the purchaser of resale shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.

The Selling Stockholder is, and any broker-dealer or agent that is involved in selling resale shares may be deemed to be, an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions received by such a broker-dealer or agent and any profit on the resale of the resale shares purchased by the broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. There is no underwriter (other than the Selling Stockholder and any broker-dealer or agent deemed to be an underwriter as described above) or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholder. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute resale shares. In no event shall any broker-dealer receive fees, commissions and markups that, in the aggregate, would exceed eight percent (8%) of gross proceeds from a sale of resale shares.

Because the Selling Stockholder is an “underwriter” within the meaning of the Securities Act, it is subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the resale shares may be resold by the Selling Stockholders without registration and without regard to any time, volume or manner limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the resale shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Expenses, Indemnification

We will not receive any of the proceeds from the sale of resale shares by the Selling Stockholder and will bear all expenses related to the registration of this offering, but will not pay for any commissions, fees or discounts, if any, relating to the sale of resale shares by the Selling Stockholder. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Supplements

In the event of a material change in the plan of distribution disclosed in this prospectus, the Selling Stockholder will not be able to effect transactions in the resale shares pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

Regulation M

We have informed the Selling Stockholder that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934 with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the resale shares or any right to purchase the resale shares, for a period of one trading day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Stockholder and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may affect any stabilizing transaction to facilitate any offering at the market.

We have also advised the Selling Stockholder that it should be aware that the anti‑manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of common stock by the Selling Stockholder, and that there are restrictions on market-making activities by persons engaged in the distribution of the resale shares. Under Regulation M, the Selling Stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while the Selling Stockholder is distributing resale shares. Regulation M may prohibit the Selling Stockholder from covering short sales by purchasing resale shares while the distribution is taking place, despite any contractual rights to do so under our agreement with the Selling Stockholder. We have advised the Selling Stockholder that it should consult with its own legal counsel to ensure compliance with Regulation M.